Exhibit 99.1
GigaCloud Technology Inc Announces $46 Million Share Repurchase Program
EL MONTE, Calif., September 3, 2024 (GLOBE NEWSWIRE) -- GigaCloud Technology Inc (Nasdaq: GCT) (“GigaCloud” or the “Company”), a pioneer of global end-to-end B2B technology solutions for large parcel merchandise, today announced that its board of directors has approved a share repurchase program to repurchase up to $46 million of its Class A ordinary shares over the next 12 months.
“We believe our shares present a compelling opportunity at their current price, and share repurchases will represent a value-enhancing deployment of capital for GigaCloud and its shareholders," said Larry Wu, Founder and Chief Executive Officer of GigaCloud. “While we anticipate continued industry-wide economic headwinds in the immediate near term, we firmly believe that the digitization of the global supply chain for large parcel merchandise is still in its early stages and holds immense potential for transformation and growth. This new repurchase plan underscores our confidence in GigaCloud’s long-term growth and our ability in executing the Company’s strategic initiatives while maintaining our disciplined approach to capital management.”
“In fiscal year 2023, GigaCloud generated $133.5 million cash from operating activities. We utilized $86.6 million for strategic acquisitions and ended 2023 with $46.9 million unspent,” commented Erica Wei, interim Chief Financial Officer. “With over $200 million in cash, cash equivalents and liquid investments, no external debt and operations generating positive cash flows, we are well positioned to allocate this $46 million to a new share repurchase program as we remain focused on delivering value to our long-term shareholders. Subject to market conditions, GigaCloud will enter into a 10b5-1 plan for share repurchases after the conclusion of this quarter in accordance with applicable rules and regulation.”
Under the share repurchase program, the Company may purchase its ordinary shares through various means, including open market transactions, privately negotiated transactions, block trades, any combination thereof or other legally permissible means. The Company may effect repurchase transactions in compliance with Rule 10b5-1 and Rule 10b-18 of the Securities Exchange Act of 1934, as amended. The number of shares repurchased and the timing of repurchases will depend on a number of factors, including, but not limited to, price, trading volume and general market conditions, along with the Company’s working capital requirements, general business conditions and other factors. The Company’s board of directors will review the share repurchase program periodically, and may modify, suspend or terminate the share repurchase program at any time. The Company plans to fund repurchases from its existing cash balance.

About GigaCloud Technology Inc
GigaCloud Technology Inc is a pioneer of global end-to-end B2B technology solutions for large parcel merchandise. The Company’s B2B ecommerce platform, which it refers to as the “GigaCloud Marketplace,” integrates everything from discovery, payments and logistics tools into one easy-to-use platform. The Company’s global marketplace seamlessly connects manufacturers, primarily in Asia, with resellers, primarily in the U.S., Asia and Europe, to execute cross-border transactions with confidence, speed and efficiency. The Company offers a truly comprehensive solution that transports products from the manufacturer’s warehouse to the end customer’s doorstep, all at one fixed price. The Company first launched its marketplace in January 2019 by focusing on the global furniture market and has since expanded into additional categories such as home appliances and fitness equipment. For more information, please visit the Company’s website: https://investors.gigacloudtech.com/.
Forward-Looking Statements
This press release contains “forward-looking statements”. Forward-looking statements reflect our current view about future events. These forward-looking statements involve known and unknown risks and uncertainties and are based on the Company’s current expectations and projections about future events that the Company believes may affect its financial condition, results of operations, business strategy and financial needs. Investors can identify these forward-looking statements by words or phrases such as “may,” “will,” “could,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “propose,” “potential,” “continue” or similar expressions. The Company undertakes no obligation to update or revise publicly any forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from plans and results discussed in forward-looking statements or those implied in historical results and trends. The Company encourages investors to review the risks and uncertainties discussed in its filings with the SEC, including the Company’s most recent report on Form 10-Q or Form 10-K and other reports that the Company has filed and will file with the SEC from time to time, which could cause actual results to vary from expectations.
For investor and media inquiries, please contact:
GigaCloud Technology Inc
Investor Relations
Email: ir@gigacloudtech.com
PondelWilkinson, Inc.
Laurie Berman (Investors) – lberman@pondel.com
George Medici (Media) – gmedici@pondel.com